Exhibit 5.1

July 16, 2026

Xtend AI Robotics, Inc.

5247 Crossroads Park Drive

Tampa, FL 33610, USA

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Xtend AI Robotics, Inc., a Delaware corporation (“New PubCo” or the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 (File No. 333-295380) (such Registration Statement, as the same may be amended or supplemented, the “Registration Statement”), relating to the proposed issuance of up to (i) 316,167,575 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), (ii) pre-funded warrants to purchase up to 24,873,730 shares of common stock (the “Pre-Funded Warrants”), and (iii) 24,873,730 Shares underlying such Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and, collectively with the Shares and Pre-Funded Warrants, the “Securities”), issuable in connection with the Agreement and Plan of Merger, dated as of February 13, 2026, by and among JFB Construction Holdings, a Nevada corporation, Xtend Reality Expansion Ltd., a company organized under the laws of the State of Israel, New PubCo and XT Merger Sub 2, Inc., a Nevada corporation and a direct, wholly owned subsidiary of New PubCo, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated March 21, 2026 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 60l(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the form of proposed amended and restated certificate of incorporation of New PubCo (the “New PubCo Charter”); (iv) the form of proposed amended and restated bylaws of New PubCo; (v) the form of certificate of merger to be filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) prior to the issuance of the Shares pursuant to the Merger Agreement (the “JFB Merger Certificate”); (vi) the form notice of the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Closing Notice”) to be delivered to the Registrar of Companies of the State of Israel (“Israel Companies Registrar”) on the date of Closing; (vii) resolutions adopted by the Board of Directors of the Company relating to the approval of the Merger Agreement; (viii) the form of New PubCo Pre-Funded Warrant; (ix) the form of Exchange Agreement to be executed by and between the Company and Continental Stock Transfer & Trust Company, as exchange agent (the “Exchange Agent Agreement”); and (x) a certificate of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) certifying as to the formation and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us;

Paul Hastings LLP | 2050 M Street, N.W. | Washington, DC 20036

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Xtend AI Robotics, Inc.

July 16, 2026

(iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) the stockholders of Xtend AI Robotics, Inc. will have adopted the Merger Agreement in accordance with the General Corporation Law of the State of Delaware; (vii) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (x) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; (xi) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (xiii) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”). As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Securities have been duly authorized by all necessary corporate action on the part of the Company.

2. When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the JFB Merger Certificate has been filed and accepted by the Nevada Secretary of State, (iii) the Israel Companies Registrar has issued a certificate of merger (the “XTEND Merger Certificate”) in accordance with Section 323(5) of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (the “ICL”) following receipt of the Closing Notice, (iv) the New PubCo Charter has been filed and accepted by the Delaware Secretary of State, and (v) the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

3. When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the JFB Merger Certificate has been filed with and accepted by the Nevada Secretary of State, (iii) the Israel Companies Registrar has issued the XTEND Merger Certificate in accordance with the ICL following receipt of the Closing Notice, (iv) the New PubCo Charter has been filed with and accepted by the Delaware Secretary of State, and (v) the Pre-Funded Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (x) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (y) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (z) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

4. When (i) the Registration Statement has been declared effective by order of the Commission (and not suspended or withdrawn), (ii) the JFB Merger Certificate has been filed with and accepted by the Nevada Secretary of State, (iii) the Israel Companies Registrar has issued the XTEND Merger Certificate in accordance with the ICL following receipt of the Closing Notice, (iv) the New PubCo Charter has been filed with and accepted by the Delaware Secretary of State, (v) the Pre-Funded Warrants have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, and (vi) the Pre-

Xtend AI Robotics, Inc.

July 16, 2026

Funded Warrants are duly exercised in accordance with the terms of the Pre-Funded Warrant, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the DGCL, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Securities. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP